DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND, INC.

Certificate of Assistant Secretary

The undersigned, John B. Hammalian, Assistant Secretary of Dreyfus Pennsylvania Municipal Money Market Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky on behalf of the proper officers of the Fund pursuant to a power of attorney:

Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M.
Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina
Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-
fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 15th day of March 2010.

/s/ John B. Hammalian
John B. Hammalian
Assistant Secretary

(SEAL)

DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND, INC.